Exhibit 10.21

AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT

AMENDMENT dated as of February 22, 2007 to Change in Control Severance Agreement (the “Severance Agreement”) between Pfizer Inc. (the “Company”) and ______________ (the “Executive”).

WHEREAS, the Company and the Executive entered into the Severance Agreement; and

WHEREAS, the Company and the Executive wish to amend the provision of the Severance Agreement relating to the severance payment;

NOW, THEREFORE, it is hereby agreed as follows:

1.

The first sentence of the first paragraph of Section 4(iv)(B) of the Severance Agreement is amended in its entirety to read as follows: “The Company shall pay you, on a date that is no later than the fifth day following the Date of Termination, as severance pay to you a severance payment equal to 2.99 times the sum of (i) your full base salary and (ii) your annual incentive payment, in each case in effect at the time the Notice of Termination is given.”

2.	The second paragraph of Section 4(iv)(B) of the Severance Agreement is deleted in its entirety.

3.	The Severance Agreement, as previously amended and as amended in Sections 1 and 2 hereof, shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company and the Executive have voluntarily caused this Amendment to be signed as of the day and year first above written.

PFIZER INC.

By
Margaret M. Foran
Senior Vice President-Corporate Governance,
Associate General Counsel and Corporate Secretary

EXECUTIVE